Jerry Mikolajczyk, Chairman of the Board and CEO of MInecore Inc.,

            For personal reasons, I, Richard Boehner, hereby tender my resignation from Minecore Inc. effective November 6, 2009 as a director of the company.

Sincerely,

BY: /S/ Richard Boehner

Richard Boehner